                                                                       Exhibit 5

August 30, 2006


The BISYS Group, Inc.
105 Eisenhower Parkway
Roseland, New Jersey 07068

Re:      The BISYS Group, Inc.
         2005 Employee Stock Purchase Plan
         2006 Employee Stock Purchase Plan
         ---------------------------------

Ladies and Gentlemen:

         We have acted as special counsel to The BISYS Group, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing under the Securities Act of 1933, as amended (the "Act"), of a Registration Statement on Form S-8 (the "Registration Statement") relating to the offer and sale of up to 800,000 shares (the "2005 Plan Shares") of the Company's common stock, par value $.02 per share ("Common Stock"), issuable pursuant to the Company's 2005 Employee Stock Purchase Plan (the "2005 Plan"), and up to 800,000 shares (the "2006 Plan Shares") of Common Stock issuable pursuant to the Company's 2006 Employee Stock Purchase Plan (the "2006 Plan").

         This opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

         For purposes of this opinion, we have examined originals or copies, certified or otherwise, identified to our satisfaction, of the Registration Statement, together with exhibits filed as a part thereof, and all such other documents, records, certificates, including certificates of public officials, and other instruments as we have deemed necessary or appropriate.

         Based upon the foregoing, we are of the opinion that:

         1. The 2005 Plan Shares have been duly authorized and, when issued in the manner and for the consideration contemplated by the 2005 Plan, will be validly issued, fully paid and non-assessable.

         2. The 2006 Plan Shares have been duly authorized and, when issued in the manner and for the consideration contemplated by the 2006 Plan, will be validly issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name therein. By giving the foregoing consent, we do not admit that we are persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission.

Very truly yours,

/s/ Drinker Biddle & Reath LLP


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